EXHIBIT 10.5


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                          CONSULTING SERVICES AGREEMENT

CONSULTING SERVICES AGREEMENT (this "Agreement") is entered into as of September 15th, 2008 by and between Synergy Resources Corporation, a placeplaceColorado corporation (the "Company"), and Raymond E. McElhaney and Bill M. Conrad, collectively ("Consultants").

                                    RECITALS

     A. The Company desires to be assured of the association and services of Consultants and to avail itself of Consultant's experience, skills, abilities, knowledge and background and is therefore willing to engage Consultants upon the terms and conditions set forth herein; and

     B. Consultants agree to be engaged and retained by the Company upon the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1. Consulting Services. Consultants shall, on a part-time basis, provide corporate development and strategic management consulting services to the Company (the "Consulting Services"), including but not limited to: evaluation and due diligence of potential business opportunities, target acquisitions and assistance with all applicable guidelines and responsibilities of being a publically traded company.

     2. Term. The term of this Agreement shall commence as of the date hereof and shall be effective for a period of one year (the "Term"). This agreement may be extended under the same terms by mutual agreement between Consultants and the Company.

     3. Direction, Control and Coordination. Consultants shall perform the Consulting Services under the sole direction and with the approval of the Company's Board of Directors. Since the Consultants are members of the Company's Board of Directors, Consultants shall perform the consulting services under the direction of an officer of the Company to whom such direction is delegate by resolution of the remaining Board of Directors.

     4. Dedication of Resources. Consultants shall devote such time, attention and energy as is necessary to perform and discharge the duties and responsibilities under this Agreement in an efficient, trustworthy and professional manner.

     5. Standard of Performance. Consultants shall use their best reasonable efforts to perform the consulting services as an advisor to the Company in an efficient, trustworthy and professional manner. Consultants shall perform their consulting services to the sole satisfaction of, and in conjunction and cooperation with, the Company.
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     6.  Compensation.  The  Company  shall  pay to  Consultants  a total of ten thousand dollars per month in advance on the fifteen day of each month (five thousand dollars each per month) in exchange for the Consulting Services.

     7. Confidential Information. Consultants recognize and acknowledge that by reason of performance of Consultant's services and duties to the Company (both during the Term and before or after it) Consultants have and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Consultants acknowledge that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or for three (3) years after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as its duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultants or except as may be required by law. Upon the Company's request, the Consultants will return all tangible materials containing Confidential Information to the Company. The Consultants also realize that as members of the Board of Directors, they have a fiduciary duty to keep confidential any and all matters sensitive to the Company.

     8. Relationship. The only relationship that exists is that Consultants are members of the Board of Directors and this agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties, and may not be construed as an employment agreement. No officer, employee, agent, servant, or independent contractor of Consultants nor its affiliates shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement, and Consultants shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner or thing whatsoever.

     9. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

If to the Company:      Synergy Resource Corporation
                        600 17th Street, 2800 South
                        Denver, Colorado 80202
                        720-359-1591
                        719-260-8516 (fax)

If to the Consultants:  Bill M. Conrad
                        5415 Widgeon Point
                        Colorado Springs, CO 80918
                        719-491-0058

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                        Raymond E. McElhaney
                        7345 Palmer Divide Ave.
                        Larkspur, Colorado 80118
                        719-491-0057

     10. Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of placeplaceColorado.

     11. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

     12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or Consultant.

     13. Assigns and Assignment. This Agreement shall extend to, inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned or transferred, in whole or in part, by the Consultants except with the prior written consent of the Company.

     14. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     15. Counterparts. This Agreement may be executed by facsimile and in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.


                   Remainder of Page Left Blank Intentionally

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


      The Company:                  SYNERGY RESOURCE CORPORATION



                                    By:  /s/ Ed Holloway
                                         --------------------------------------
                                         Ed Holloway, Chief Executive Officer


      The Consultants:              RAYMOND E. MCELHANEY



                                    By:  /s/ Raymond E. McElhaney
                                         --------------------------------------
                                         Raymond E. McElhaney


      The Consultants:              BILL M. CONRAD



                                    By:  /s/ Bill M. Conrad
                                         --------------------------------------
                                         Bill M. Conrad

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